UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 29, 2016

MyDx, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-191721	99-0384160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6335 Ferris Square, Suite B San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

800-814-4550
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

First Amendment to License Agreement

On November 29, 2016, CDx, Inc. (“CDx”), a wholly owned subsidiary of MyDx, Inc. (the “Company”), and Next Dimension Technologies, Inc. (“NDT”) entered into an amendment (the “First Sublicense Amendment”) to the Exclusive Patent Sublicense Agreement dated May 19, 2015, by and between CDx and NDT (the “Sublicense Agreement”), previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 26, 2015.

Among other things, the First Sublicense Amendment provides for the assignment of outstanding claims against CDx, held by NDT, to a third party, Rockwell Capital Partners, Inc. (“RCP”), representing unpaid royalty payments due to NDT under the Sublicense Agreement. The First Sublicense Amendment also decreases the minimum annual royalty payments required from CDx to NDT, beginning on January 1, 2017. NDT further waives certain minimum royalty payments due for the quarterly period ending December 31, 2016, and extends the due date for certain future minimum annual royalty payments to 90 days after the end of each respective quarter. In addition, NDT may terminate the Sublicense Agreement immediately upon written notice if CDx fails to pay any royalty payment within 30 days of any payment due date, and, if NDT terminates the Sublicense Agreement in accordance with any applicable provisions proscribed therein, CDx shall forfeit its right to complete and sell Sublicensed Products (as defined therein).

JDA Termination Agreement

On November 29, 2016, CDx and NDT also executed a termination agreement (the “JDA Termination”) to the Joint Development Agreement, dated as of November 1, 2013, between CDx and NDT. Among other things, the JDA Termination provides for the assignment of certain outstanding claims against CDx, held by NDT, to a third party, Rockwell Capital Partners, Inc. (“RCP”), which upon payment successfully concluding the respective obligations of both NDT and CDx with respect to this agreement. The parties expressed their desire to engage in future joint development projects pursuant to additional agreements contemplated by the parties.

Amendment #2 to Supply Agreement

On November 29, 2016, CDx and NDT also executed an Amendment #2 (the “Supply Amendment”) to the Supply Agreement, dated as of May 19, 2015, and amended on August 14, 201, between CDx and NDT (the “Supply Agreement”).

Among other things, the Supply Amendment provides for the assignment of certain outstanding claims against CDx, held by NDT, to a third party, Rockwell Capital Partners, Inc. (“RCP”). The Supply Amendment also revised the obligations of the parties as set forth in the Initial Purchase Order, attached as Exhibit D to the Supply Agreement, and revised the price paid per unit by CDx. In addition, CDx agreed to waive and alter certain of its rights to reject Products (as defined in the Supply Agreement) and revised the notice provisions contained within the Supply Agreement.

Settlement Agreement and Stipulation

On November 29, 2016, the Company entered into an agreement the (“RCP Settlement”) with Rockwell Capital Partners, Inc. (“RCP”), relating to certain bona fide, outstanding, and past-due liabilities of the Company in the aggregate principal amount of $312,192.43 that RCP acquired (the “Debt”).

Under the terms of the RCP Settlement, RCP purchased certain bona fide, outstanding, and past-due liabilities of the Company in exchange for receiving the issuance of one or more tranches of shares of the Company’s common stock, as follows: the issuance of freely trading securities in an amount sufficient to satisfy the compromised amount at a forty-five percent (45%) discount to market based on the market price during the valuation period as defined therein, and one million (1,000,000) freely trading shares pursuant to issued pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Act”), in accordance with the terms as stated in the RCP Settlement (the “Settlement Shares”).

Further, as part of the RCP Settlement, and pursuant to that certain Assignment and Modification Agreement, dated October 19, 2016, whereby RPC purchased the debt claim held by Talent Cloud Limited, Hong Kong (“Talent Cloud”) and Meyers Associates, L.P. (“Meyers Associates”) from the Company, the Company shall issue and deliver to RCP shares of the Company’s common stock as requested by RPC, periodically, at a forty-five percent (45%) discount from the lowest price of the Company’s common stock for the seven trading days prior to the date of issuance.

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In addition, the RCP Settlement satisfied in full that certain Promissory Note and Security Agreement, dated May 31, 2016 (the “Note”), entered into by CDx and Windset Capital Corporation (“Windset”) whereby CDx granted a continuing security interest in all of CDx’s business equipment, accounts receivable, intellectual property, rights, licenses, claims, assets and properties of any kind whatsoever, whether now owned or hereafter acquired, real, personal, tangible, intangible or of any nature or value, wherever located, together with all proceeds including insurance proceeds as defined in the Note. The outstanding balance at satisfaction was $46,527.50.

As condition to the RCP Settlement, RCP and the Company filed a civil action under Section 3(a)(10) (the “3(a)(10) Transaction”) of the Act. On November 30, 2016, the Circuit Court of the Twelfth Judicial Circuit in and for Manatee County, Florida, entered an order approving, among other things, the fairness of the terms and conditions of the 3(a)(10) Transaction.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the First Sublicense Amendment, the JDA Termination, the Supply Amendment, and the RCP Settlement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements. A copy of the RCP Settlement is filed as exhibit 10.1 to this Current Report on Form 8-K.

The Company expects to file the First Sublicense Amendment, the JDA Termination, and the Supply Amendment as exhibits to its Quarterly Report on Form 10-K for the fiscal period ended December 31, 2016, and intends to seek confidential treatment for certain terms and provisions of the First Sublicense Amendment, the JDA Termination, and the Supply Amendment.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Settlement Agreement and Stipulation, dated November 29, 2016*

*  filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MyDx, Inc.

Date: December 2, 2016	By:	/s/ Daniel Yazbeck
Daniel Yazbeck
Chief Executive Officer

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